PRIVILEGED & CONFIDENTIAL

Project Northstar

Discussion Materials

December 27, 2012

Centerboard Securities

Disclaimer

This presentation was prepared on a confidential basis for the use of the Special Committee of the Board of Directors of NTS Realty Capital, Inc. (the "Committee") to evaluate the fairness from a financial point of view of the transaction described herein. This presentation is not a recommendation to take any action with respect to any transaction or intended to provide the sole basis for any decision on any transaction. This presentation is subject to the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter separately provided to you. The recipient should make its own independent business decision with respect to a transaction based on all other information, advice, and its own judgment.

In this presentation, Centerboard Securities, LLC ("Centerboard"), at the Committee's direction, has relied on certain estimates, projections, and other forward-looking information with respect to NTS Realty Holdings Limited Partnership (the "Partnership") and other parties involved in the transaction described herein, which information was provided to Centerboard by management of the Partnership. Centerboard has not assumed any responsibility for independently verifying any such information, and makes no representation or warranty, expressed or implied, as to the accuracy or completeness of such information. This presentation speaks only as of its date and Centerboard assumes no obligation to update it or to advise any person that its conclusions or advice has changed.

This presentation is confidential, has not been prepared with a view toward public disclosure under any securities laws or otherwise, and may not be disclosed to any other person or relied upon without the prior written consent of Centerboard.

Table of Contents

Centerboard Securities

Section I: Transaction Summary

Summary Terms

Transaction Consideration	▪ $7.50 per unit in cash ▪ All outstanding units (including phantom units) other than those owned by J.D. Nichols and Brian Lavin (the "Purchasing Group")
Transaction Structure	▪ Statutory merger of wholly owned merger sub controlled by the Purchasing Group with and into the Partnership ▪ Purchasing Group entering into voting and support agreement in favor of the transaction
Reps and Warranties	▪ Minimal reps and warranties by the Partnership ▪ No survival post-closing
Key Conditions	▪ Unitholder Approvals (overall and majority of the minority) ▪ Parent shall have received the funding from the Financing (signed commitment letter and balance sheet of financing source received) ▪ Other standard conditions (truthfulness of reps and warranties, performance of covenants, no injunction, expiration of HSR waiting period)
Non-Solicit Provisions	▪ Partnership agrees not to (i) initiate, solicit, encourage or facilitate any inquiries, proposals or offers, (ii) engage in any negotiations or provide any non-public information, or (iii) approve, endorse, recommend or enter into any agreement, with respect to an Alternative Proposal ▪ Partnership agrees to immediately cease all existing discussions or negotiations with any parties with respect to an Alternative Proposal ▪ Notwithstanding the foregoing, Partnership may, in response to an unsolicited Alternative Proposal which the Special Committee determines, in good faith, constitutes or could reasonably be expected to result in a Superior Proposal, (i) furnish information pursuant to a confidentiality agreement, and (ii) participate in discussions or negotiations; provided that the Partnership makes available to the Parent a copy of such Alternative Proposal and any non-public information not previously provided to Parent

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Summary Terms (cont'd)

Non-Solicit Provisions (cont'd)	▪ Partnership shall advise Parent of the receipt of any Alternative Proposal or request for non-public information, including the identity of the person making any such Alternative Proposal and the material terms and conditions of any such Alternative Proposal ▪ Prior to receipt of Unitholder Approvals, the Special Committee may in response to a Superior Proposal or Intervening Event, effect a Change in Recommendation, if (i) the Special Committee determines in good faith that a Change in Recommendation would be in the best interests of the Unitholders and (ii) the Special Committee provides Parent with at least 5 days advance notice
Definitions	▪ "Alternative Proposal" defined as any inquiry, proposal or offer that could reasonably be expected to lead to (i) a merger or other business combination involving any Partnership entity, (ii) the issuance by the Partnership of any general partner interest or any class of equity interest constituting more than 30% of such class, or (iii) the acquisition of any general partner interest or any class of equity interest constituting more than 30% of such class or more than 30% of the consolidated total assets ▪ "Intervening Event" defined as a material event, change, development, effect, fact, circumstance or occurrence that was not known or reasonably foreseeable to the Special Committee as of the date of the Agreement, which becomes known prior to the Unitholder Approvals ▪ "Superior Proposal" defined as any written Alternative Proposal (i) on terms which the Special Committee determines in good faith to be more favorable to the Unitholders, taking into account any proposal or offer by the Parent to amend the terms of the Agreement and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that for purposes of the definition of Superior Proposal, all references to 30% in the definition of Alternative Proposal shall be replaced with references to 66%
Termination Fee	▪ None

Implied Multiples and Cap Rates

Section		Statistic	Proposed Transaction
Implied Transaction Value	Consideration Per Unit		$7.50
	Units Outstanding		11.1
	Equity Value		$83.2
	Plus: Deferred Compensation[1]		0.9
	Plus: Allocated Debt		277.2
	Less: Cash		(1.5)
	Total Enterprise Value		$359.8
	Plus: Net Adjustments[2]		29.3
	Total Operating Real Estate Value		**$389.1**
FFO	**Price Per Unit as a Multiple of:**		
	2012E FFO / unit	$0.68	11.1x
AFFO	**Price Per Unit as a Multiple of:**		
	2012E AFFO / unit	$0.41	18.4x
Cap Rate	**Cap Rate as Implied by:**		
	2012E Allocated NOI	$26.9	6.9%
	2012E Adjusted Allocated NOI	$29.0	7.3%[3]

(1) Based on 121,567 units as of 9/30/2012
(2) Adjusted for current assets, prepaid insurance, current liabilities, accrued property taxes, mark to market of debt, value of commercial development (Campus One) and value of multifamily development (Willows).
(3) Assumes $10 million CapEx adjustment.

Centerboard Securities

Premiums and Trading Analysis


$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Close Price
Daily Volume

Premiums To Transaction Consideration Per Unit ($7.50)		
	Price ($)	Premium
Current (12/26/2012)	$6.62	13.3%
Prior Offer (8/31/2012)	$5.25	42.9%
Pre-Announcement (8/30/2012)	$3.06	145.1%
52-Week Average (through 8/30/2012)	$3.28	128.5%

Trading Statistics		
	Price ($)	Date
High Close	$8.53	3/2/2006
High Trade	$8.70	3/6/2006
Low Close	$2.95	9/2/2011
52-Week Average	$3.28	8/31/2011 - 8/30/2012
5-Year Average	$4.15	8/30/2007 - 8/30/2012
	Daily Volume	Date
52-Week Average	2,132	8/31/2011 - 8/30/2012
5-Year Average	2,634	8/30/2007 - 8/30/2012

Note: Chart data is only available back to February 3, 2005. Northstar units were listed for trading on the American Stock Exchange beginning December 29, 2004. High and lowunit prices for the period December 29, 2004 through December 31, 2004 were $5.50 to $5.00.

CENTERBOARD SECURITIES

Section II: Overview of Northstar

Overview of Northstar

Company Profile

NTS Realty Holdings Limited Partnership (NYSE Amex: NLP), based in Louisville, KY, is a publicly traded real estate partnership with a market capitalization of approximately $74 million and outstanding debt of $277 million. NLP owns a high quality portfolio consisting of garden style apartments (85%) and suburban office/retail (15%), and operates primarily in Southeast markets.

Enterprise Value

$ in millions except per unit data

Price per Unit[1]	$6.62
Units Outstanding	11.1
Equity Value	$73.5
Plus: Deferred Compensation[2]	0.8
Plus: Allocated Debt	277.2
Less: Cash	(1.5)
Enterprise Value	**$349.9**

Note: Balance sheet data as of 9/30/12
(1) As of 12/26/2012.
(2) Based on 121,567 units as of 9/30/2012.

Allocated 2012E NOI by Sector


Office
$3.6 million
Retail
$0.4 million
13.5%
84.8%
Multifamily
$22.8 million

Allocated 2012E NOI by State


VA
$2.4 million
FL
$4.3 million
GA
$.7 million
TN
$7.5 million
IN
$4.8 million
8.8%
15.9%
28.0%
18.0%
26.8%
KY
$7.2 million

Centerboard Securities

Summary of Key Drivers and Financial Metrics


Occupancy - Commercial
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
83.9%
83.5%
85.3%
76.7%
77.2%
81.9%
79.4%
2006A
2007A
2008A
2009A
2010A
2011A
2012E
Growth (%)
(0.4)
2.1
(10.0)
0.7
6.0
(3.0)


Occupancy - Multifamily
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
94.5%
94.6%
92.9%
93.1%
95.4%
96.2%
95.5%
2006A
2007A
2008A
2009A
2010A
2011A
2012E
Growth (%)
0.1
(1.7)
0.1
2.5
0.8
(0.7)


Allocated Revenues - Total Company
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$33.5
$40.1
$45.4
$47.5
$50.0
$56.1
$58.6
2006A
2007A
2008A
2009A
2010A
2011A
2012E
Growth (%)(1)
5.9
4.5
(5.5)
2.9
6.4
4.5


Allocated NOI and NOI Margin - Total Company
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
$17.0
$20.3
$22.4
$22.9
$24.1
$25.3
$26.9
2006A
2007A
2008A
2009A
2010A
2011A
2012E
Growth (%)(1)
5.5
2.2
(2.8)
5.9
1.5
6.4

(1) Same Property.

Centerboard Securities

Repairs & Maintenance Analysis

Commercial			Repairs & Maintenance Percentage of Rent Possible					
	2006	2007	2008	2009	2010	2011	2012E[1]	7-year avg.
1 NTS Center	6%	5%	3%	5%	5%	7%	9%	6%
2 Clarke American	2%	2%	4%	4%	3%	2%	8%	3%
3 Lakeshore Business Center Phase I	11%	10%	10%	12%	12%	13%	19%	12%
4 Lakeshore Business Center Phase II	9%	7%	9%	12%	10%	9%	15%	10%
5 Lakeshore Business Center Phase III	6%	8%	3%	12%	10%	12%	12%	10%
6 Peachtree Corporate Center	5%	4%	3%	5%	5%	11%	0%	5%
7 Bed, Bath & Beyond	4%	4%	4%	8%	4%	5%	4%	5%
8 Springs Station	4%	3%	4%	9%	6%	6%	4%	5%
Total:	7%	6%	7%	8%	7%	9%	11%	8%

Multifamily			Repairs & Maintenance Percentage of Rent Possible					
	2006	2007	2008	2009	2010	2011	2012E[1]	7-year avg.[2]
9 Park Place Apartments	14%	15%	10%	10%	11%	23%	26%	16%
10 The Willows of Plainview Apartments	13%	14%	25%	13%	21%	14%	16%	17%
11 Willow Lake Apartments	16%	16%	23%	13%	13%	26%	13%	17%
12 The Lakes Apartments	11%	11%	10%	9%	22%	14%	10%	12%
13 The Grove at Richland Apartments	5%	6%	3%	5%	7%	13%	9%	7%
14 The Grove at Whitworth Apartments	5%	7%	6%	9%	8%	13%	20%	9%
15 The Grove at Swift Creek Apartments	7%	7%	7%	8%	12%	14%	10%	9%
16 Castle Creek Apartments	7%	7%	8%	10%	7%	10%	10%	8%
17 Lake Clearwater Apartments	7%	8%	3%	7%	15%	12%	9%	9%
18 Parks Edge Apartments at Shelby Farms	N/A	N/A	7%	8%	8%	16%	12%	10%
19 Golf Brook Apartments	N/A	N/A	N/A	24%	25%	18%	21%	11%
20 Sabal Park Apartments	N/A	N/A	N/A	14%	26%	23%	23%	11%
21 Lakes Edge Apartments	N/A	N/A	N/A	N/A	N/A	18%	11%	11%
22 The Overlook at St. Thomas Apartments	N/A	11%	10%	10%	12%	15%	27%	14%
23 Creek's Edge at Stony Point Apartments	N/A	5%	3%	5%	8%	6%	8%	6%
Total:	9%	10%	10%	9%	13%	16%	16%	11%
Grand Total:	9%	9%	9%	9%	12%	15%	15%	11%

Note: Excludes Campus One.
(1) November forecast provided by Management.
(2) Golf Brook, Sabal Park and Lakes Edge set equal to Northstar Multifamily 7-year average.

CENTERBOARD SECURITIES

Adjusted Allocated NOI Analysis

Commercial	Ownership	Allocated NOI 2012E[1]	R&M[2] Adjustment	Adjusted Allocated NOI 2012E
1 NTS Center	100%	$800,368	$37,399	$837,767
2 Clarke American	100%	339,793	18,120	357,913
3 Lakeshore Business Center Phase I	100%	903,786	88,527	992,313
4 Lakeshore Business Center Phase II	100%	585,109	77,726	662,835
5 Lakeshore Business Center Phase III	100%	351,589	16,214	367,803
6 Peachtree Corporate Center	100%	652,584	3,676	656,260
7 Bed, Bath & Beyond	100%	354,962	(1,607)	353,355
8 Springs Station	100%	85,021	(2,176)	82,845
Total:		$4,075,212	$257,879	$4,511,091
NOI Margin		*51%*		*53%*

Multifamily	Ownership	Allocated NOI 2012E[1]	R&M[2] Adjustment	Adjusted Allocated NOI 2012E
9 Park Place Apartments	100%	$2,276,776	$552,779	$2,829,555
10 The Willows of Plainview Apartments	100%	1,823,951	(27,910)	1,796,041
11 Willow Lake Apartments	100%	1,050,913	(104,515)	946,398
12 The Lakes Apartments	100%	1,001,162	(61,381)	939,781
13 The Grove at Richland Apartments	100%	3,054,828	97,285	3,152,113
14 The Grove at Whitworth Apartments	100%	2,389,938	559,050	2,948,988
15 The Grove at Swift Creek Apartments	100%	1,523,580	6,931	1,530,511
16 Castle Creek Apartments	100%	1,551,739	49,167	1,600,906
17 Lake Clearwater Apartments	100%	1,240,937	488	1,241,425
18 Park's Edge Apartments at Shelby Farms	100%	2,070,251	70,150	2,140,401
19 Golf Brook Apartments	51%	631,753	167,782	799,536
20 Sabal Park Apartments	51%	389,689	142,149	531,838
21 Lakes Edge Apartments	74%	1,412,550	(3,879)	1,408,671
22 The Overlook at St. Thomas Apartments	60%	1,523,846	465,473	1,989,319
23 Creek's Edge at Stony Point Apartments	51%	850,501	23,798	874,299
Total:		$22,793,415	$1,937,366	$24,732,781
NOI Margin		*45%*		*49%*
Grand Total:		$26,868,627	$2,175,245	$29,043,872
NOI Margin		*46%*		*50%*

Note: Excludes Campus One.
(1) November forecast provided by Management.
(2) Adjusted to reflect R&M 7-year average.

Section III: Financial Analysis

Summary Reference Range

Selected Publicly Traded Company Analysis

- P/2012E FFO: 13.5x to 14.5x
- P/2012E AFFO: 15.0x to 18.0x

NAV Analysis

- Price Per Door: $87,000 to $100,000
- Cap Rate (2012E NOI): 6.3% to 7.3%
- Cap Rate (Adjusted 2012E NOI): 6.7% to 7.7%

DCF Analysis

- Terminal exit cap rate: 7.0% to 8.0%
- Discount rate: 10.0%
- NOI 5-year CAGR: 3.3%


$6.00
$9.75
$5.50
$10.75
$6.50
$9.75
Transaction Consideration: $7.50

Centerboard Securities

Selected Publicly Traded Company Analysis

Company	Share Price as of 12/26/12	In-Place NOI	Div/ share annual	FFO / share 2012E	FFO / share 2013E	AFFO / share 2012E	AFFO / share 2013E	Implied Cap Rate	Div. yield annual	FFO Multiple 2012E	FFO Multiple 2013E	AFFO Multiple 2012E	AFFO Multiple 2013E
Associated Estates Realty	$16.02	$106.4	$0.72	$1.22	$1.38	$1.07	$1.19	7.4%	4.5%	13.1x	11.6x	15.0x	13.5x
Colonial Properties Trust	$21.18	$258.9	$0.72	$1.24	$1.31	$0.92	$0.97	6.8%	3.4%	17.1x	16.2x	23.0x	21.8x
Mid-America	$64.50	$286.3	$2.64	$4.51	$4.83	$3.63	$3.95	6.6%	4.1%	14.3x	13.4x	17.8x	16.3x
Mean								6.9%	4.0%	14.8x	13.7x	18.6x	17.2x
Median								6.8%	4.1%	14.3x	13.4x	17.8x	16.3x
High								7.4%	4.5%	17.1x	16.2x	23.0x	21.8x
Low								6.6%	3.4%	13.1x	11.6x	15.0x	13.5x
Northstar	**$7.50**	**$26.9**	**$0.20**	**$0.68**	**N/A**	**$0.41**	**N/A**	**6.9%**	**2.7%**	**11.1x**	**N/A**	**18.4x**	**N/A**

Company	Share Price as of 12/26/12	In-Place NOI	Div/ share annual	FFO / share 2012E	FFO / share 2013E	AFFO / share 2012E	AFFO / share 2013E	Implied Cap Rate	Div. yield annual	FFO Multiple 2012E	FFO Multiple 2013E	AFFO Multiple 2012E	AFFO Multiple 2013E
Highwoods Properties	$33.25	$289.07	$1.70	$2.70	$2.77	$1.78	$1.90	7.1%	5.1%	12.3x	12.0x	18.7x	17.5x

Source: Company Filings and Wall Street Research
Note: Balance Sheet Data as of 9/30/2012.

CENTERBOARD SECURITIES

Net Asset Value Analysis

Commercial Properties	Location	Year Built	SF	Own %	2012E - 100% NOI (Adj.)	Cap Rate Low	Cap Rate High	Value Estimate Low	Value Estimate High	Implied Price / SF Low	Implied Price / SF High
Office											
1 NTS Center	Louisville, KY	1977	124,400	100%	$0.84	8.00%	9.00%	$9.3	$10.5	$75	$79
2 Clarke American	Louisville, KY	2000	50,000	100%	0.36	8.00%	10.00%	3.6	4.5	72	80
3 Lakeshore Business Center Phase I	Fort Lauderdale, FL	1986	100,200	100%	0.99	8.00%	10.00%	9.9	12.4	99	110
4 Lakeshore Business Center Phase II	Fort Lauderdale, FL	1989	95,600	100%	0.66	8.00%	10.00%	6.6	8.3	69	77
5 Lakeshore Business Center Phase III	Fort Lauderdale, FL	2000	38,900	100%	0.37	8.00%	9.00%	4.1	4.6	105	111
6 Peachtree Corporate Center	Atlanta, GA	1979	198,100	100%	0.66	8.00%	10.00%	6.6	8.2	33	37
Total Office	**6 Properties**	*24 years*	**607,200**		**$3.87**	**8.00%**	**9.67%**	**$40.1**	**$48.4**	**$66**	**$72**
Retail											
7 Bed, Bath & Beyond	Louisville, KY	1999	35,000	100%	$0.35	8.00%	9.00%	$3.9	$4.4	$112	$119
8 Springs Station	Louisville, KY	2001	12,000	100%	0.08	8.00%	9.00%	0.9	1.0	77	81
Total Retail	**2 Properties**	*12 years*	**47,000**		**$0.44**	**8.00%**	**9.00%**	**$4.8**	**$5.5**	**$103**	**$109**

Multifamily Properties	Location	Year Built	Units	Own %	2012E - 100% NOI (Adj.)	Cap Rate Low	Cap Rate High	Value Estimate Low	Value Estimate High	Implied Price / Door Low	Implied Price / Door High
9 Park Place Apartments	Lexington, KY	2000	464	100%	$2.83	6.75%	7.75%	$36.5	$41.9	$78,686	$90,343
10 The Willows of Plainview Apartments	Louisville, KY	1988	310	100%	1.80	6.50%	7.50%	23.9	27.6	77,249	89,134
11 Willow Lake Apartments	Indianapolis, IN	1985	207	100%	0.95	6.75%	7.75%	12.2	14.0	58,948	67,733
12 The Lakes Apartments	Indianapolis, IN	1997	230	100%	0.94	7.00%	8.00%	11.7	13.4	51,075	58,371
13 The Grove at Richland Apartments	Nashville, TN	1998	292	100%	3.15	6.00%	7.00%	45.0	52.5	154,213	179,915
14 The Grove at Whitworth Apartments	Nashville, TN	1994	301	100%	2.95	6.00%	7.00%	42.1	49.1	139,961	163,288
15 The Grove at Swift Creek Apartments	Richmond, VA	2000	240	100%	1.53	6.50%	7.50%	20.4	23.5	85,028	98,110
16 Castle Creek Apartments	Indianapolis, IN	1999	276	100%	1.60	6.75%	7.75%	20.7	23.8	74,984	86,093
17 Lake Clearwater Apartments	Indianapolis, IN	1999	216	100%	1.24	6.75%	7.75%	16.0	18.4	74,159	85,146
18 Parks Edge Apartments at Shelby Farms	Memphis, TN	2007	450	100%	2.14	7.00%	8.00%	26.8	30.6	59,456	67,949
19 Golf Brook Apartments	Orlando, FL	1988	195	51%	1.57	6.00%	7.00%	22.4	26.1	114,851	133,993
20 Sabal Park Apartments	Orlando, FL	1986	162	51%	1.04	6.00%	7.00%	14.9	17.4	91,959	107,286
21 Lakes Edge Apartments	Orlando, FL	2000	362	74%	1.92	6.50%	7.50%	25.6	29.5	70,592	81,452
22 The Overlook at St. Thomas Apartments	Louisville, KY	1991	484	60%	3.32	6.50%	7.50%	44.2	51.0	91,337	105,389
23 Creek's Edge at Stony Point Apartments	Richmond, VA	2006	202	51%	1.71	6.50%	7.50%	22.9	26.4	113,156	130,565
Total Multifamily (Weighted Average)	**15 Properties**	*16 years*	**3,828**		**$24.73**	**6.46%**	**7.46%**	**$331.4**	**$382.9**	**$86,592**	**$100,031**
Total Operating Real Estate (Weighted Average)	**23 Properties**	*18 years*			**$29.04**	**6.65%**	**7.72%**	**$376.4**	**$436.8**		

	Low	High
Plus: Value of Commercial Development (Campus One)	4.9	4.9
Plus: Value of Multifamily Development (Willows)	0.5	0.5
Plus: Cash	1.5	1.5
Plus: Current Assets	5.9	5.9
Plus: Prepaid Insurance	0.3	0.3
Less: Current Liabilities	(6.1)	(6.1)
Less: Accrued Property Taxes	(4.0)	(4.0)
Less: Debt (Attributable to NLP)	(277.2)	(277.2)
Less: Mark to Market of Debt [1]	(30.8)	(30.8)
Less: Deferred Compensation [2]	(0.7)	(1.3)
Less: Capital Deduct for future CapEx	(10.0)	(10.0)
Net Asset Value	**$60.8**	**$120.5**
Units Outstanding	*11.1*	*11.1*
Net Asset Value Per Unit	**$5.48**	**$10.86**

Note: Balance Sheet Data as of 9/30/2012.

(1) Based on analysis prepared by Management for the 2012 Q3 10-Q.

(2) Based on 121,567 units as of 9/30/2012.

CENTERBOARD SECURITIES

Discounted Cash Flow Analysis

	2012[1]	2013	2014	2015	2016	2017	
		Hypothetical Performance					
Allocated NOI (Continuing Operations)	$26.9	$28.3	$29.2	$29.8	$30.6	$31.5	5yr CAGR
Industry NOI Growth [2]		*5.2%*	*3.3%*	*1.9%*	*2.9%*	*3.0%*	3.3%
Less: Corporate G&A[3]	(3.1)	(3.2)	(3.3)	(3.4)	(3.5)	(3.6)	
Less: Estimated Maintenance Capital Expenditures[4]	(3.0)	(3.4)	(3.5)	(3.6)	(3.7)	(3.8)	
Less: Change in Net Working Capital		(0.1)	(0.0)	(0.0)	(0.0)	(0.0)	
Less: Income Taxes	0.0	0.0	0.0	0.0	0.0	0.0	
Unleveraged Free Cash Flow	$20.8	$21.6	$22.3	$22.7	$23.4	$24.1	

	Terminal Capitalization Rate		
	7.00%	7.50%	8.00%
Sum of PV of Cash Flows (10% discount rate)	$90.2	$90.2	$90.2
PV of Terminal Value (10% discount rate)	288.1	268.9	252.1
Enterprise Value	**$378.3**	**$359.1**	**$342.3**
Less: Debt	(264.2)	(264.2)	(264.2)
Less: Debt Adjustment for Joint Ventures	(13.0)	(13.0)	(13.0)
Less: Deferred Compensation[5]	(1.2)	(1.0)	(0.8)
Plus: Cash	1.5	1.5	1.5
Plus: Value of Commercial Development (Campus One)	4.9	4.9	4.9
Plus: Value of Multifamily Development (Willows)	0.5	0.5	0.5
Implied Equity Value	**$106.9**	**$87.9**	**$71.2**
Units outstanding	*11.1*	*11.1*	*11.1*
Implied Equity Value per Unit	**$9.63**	**$7.92**	**$6.42**

DCF Value Per Unit Sensitivity

		NOI 5-year CAGR		
		2.0%	3.3%	5.0%
Exit Cap	7.0%	$7.71	$9.63	$12.23
	7.5%	$6.10	$7.92	$10.37
	8.0%	$4.69	$6.42	$8.74

(1) Reflects Management forecast as of November 2012.
(2) Per Wall Street Research.
(3) Estimated annual growth of 3%.
(4) Estimated at 12% of NOI per Wall Street Research.
(5) Based on 121,567 units as of 9/30/2012.

CENTERBOARD SECURITIES

Appendix A: Supplemental Materials

FFO & AFFO Build-Up

As Reported	Q1 2012	Q2 2012	Q3 2012	In-Place Est.[1]
Consolidated Net Operating Income	**$6,176,219**	**$6,168,863**	**$6,222,100**	**$24,756,243**
Professional and administrative expenses	251,741	186,251	509,271	1,263,017
Professional and administrative expenses reimbursed to affiliate	436,714	433,534	539,469	1,879,623
Consolidated EBTIDA	**$5,487,764**	**$5,549,078**	**$5,173,360**	**$21,613,603**
Interest Expense	(3,496,536)	(3,488,704)	(3,513,070)	(13,997,747)
Interest and Other Income	19,796	17,537	14,435	69,024
FFO attributed to Minority Interest	(136,933)	(151,928)	(205,056)	(658,556)
FFO from Unconsolidated JVs / Tenants In Common	200,892	(46,288)	199,866	472,627
FFO	**$2,074,983**	**$1,879,695**	**$1,669,536**	**$7,498,951**
per LP unit	$0.19	$0.17	$0.15	$0.68
Notional Maintenance CapEx Estimate (12% NOI)	(741,146)	(740,264)	(746,652)	(2,970,749)
AFFO	**$1,333,837**	**$1,139,431**	**$922,884**	**$4,528,202**
per LP unit	$0.12	$0.10	$0.08	$0.41
Limited Partnership Units Outstanding	*11,095,274*	*11,095,274*	*11,095,274*	*11,095,274*

(1) YTD September 2012 grossed up for a full year.

CENTERBOARD SECURITIES

WACC Calculation

Company	Symbol	Share Price as of 12/26/12	Market Value of Equity	Debt to Market Value of Equity	Debt to Total Capital	Tax Rate	Levered Beta	Unlevered Beta
Associated Estates Realty	AEC	16.02	798	89.9%	47.2%	0%	0.87	0.46
Colonial Properties Trust	CLP	21.18	2,021	90.0%	47.3%	0%	1.18	0.62
Mid-America	MAA	64.50	2,841	60.2%	37.5%	0%	0.82	0.51
Highwoods Properties	HIW	33.25	2,616	67.5%	39.9%	0%	1.10	0.66
Mean			2,069	76.9%	43.0%		0.99	0.56
Median			2,319	78.7%	43.6%		0.99	0.57
High			2,841	90.0%	47.3%		1.18	0.66
Low			798	60.2%	37.5%		0.82	0.46

Weighted Average Cost of Capital (WACC) Assumptions	
Risk Free Rate (R_f)[1]	2.53%
Equity Risk Premium (R_m-R_f)[2]	6.62%
Unlevered Beta	0.56
Relevered Beta	2.25
Size Premium[2]	9.81%
Cost of Equity (K_e)	27.22%
% Debt[3]	75.00%
% Equity	25.00%
Pre-Tax Cost of Debt[3]	3.94%
Tax Rate	0.00%
After-Tax Cost of Debt (K_d)	3.94%
WACC Based on Selected Company Average Unlevered Beta	9.76%

Formulas:

Capital Asset Pricing Model (CAPM):

$K_e = R_f + B * (R_m - R_f) + \text{Size Premium}$

Unlevering / Relevering Beta:

$B_u = B_l / [1 + (1 - t) * (D / E)]$

$B_l = B_u * [1 + (1 - t) * (D / E)]$

Weighted Average Cost of Capital (WACC):

$WACC = (D / TC) * K_d * (1 - t) + (E / TC) * K_e$

Source: Public Filings and Thomson Reuters

(1) Based on 20-year U.S. Treasury yield as of 12/24/2012.

(2) Source: Ibbotson Associates 2011.

(3) Assumes optical debt/capital structure.

Appendix B: Industry Update

Multifamily Demand


Household Formations (Renters) and Homeownership Rate
1,600
1,400
1,200
1,000
800
600
400
200
0
-200
-400
-600
70%
69%
68%
67%
66%
65%
64%
63%
62%
61%
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E
2013E
2014E
2015E
2016E
The homeownership rate is expected to stabilize in 2015 and begin to grow in 2016.
New Renters (000s)
Ownership Rate

Source: U.S. Bureau and Wall Street Research

Multifamily Demand (cont'd)


National Rent-to-Income
22.0%
21.0%
20.0%
19.0%
18.0%
Apartment owner pricing power is expected to erode as move outs due to rent increases continue.
Avg: 20.6%
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E
2013E
2014E
2015E
2016E

Source: Axiometrics, Federation of Tax Administration, Freddie Mac, Insurance Information Institute, National Association of Realtors, Reis, Tax Foundation and Wall Street Research

Multifamily Demand (cont'd)


Mortgage Payment-to-Rent Ratio
2.0x
1.8x
1.6x
1.4x
1.2x
1.0x
0.8x
0.6x
0.4x
0.2x
0.0x
Avg: 1.4x
Near record home affordability will begin to lure some renters into home purchases.
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E

Source: Axiometrics, Federation of Tax Administration, Freddie Mac, Insurance Information Institute, National Association of Realtors, Reis, Tax Foundation and Wall Street Research

CENTERBOARD SECURITIES

Multifamily Supply


Unit Permits (000s)(1)
600
500
400
300
200
100
0
Avg: 296
323
Unit permits are up from the 40-year low, and recently breached the average since 2000.
Sep-00
Mar-01
Sep-01
Mar-02
Sep-02
Mar-03
Sep-03
Mar-04
Sep-04
Mar-05
Sep-05
Mar-06
Sep-06
Mar-07
Sep-07
Mar-08
Sep-08
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12

Source: National Association of Homebuilders, National Association of Realtors, REIS, U.S. Census Bureau, Wall Street Research
(1) For Apartments with 5+ units.

Market Revenues


U.S. Apartment Market Revenue Growth
3.9%
4.9%
5.2%
3.8%
3.6%
7.8%
-2.6%
-3.7%
-0.1%
2.2%
6.6%
3.6%
2.4%
-1.1%
-5.9%
5.4%
4.3%
4.8%
4.0%
2.5%
2.0%
2.6%
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E
2013E
2014E
2015E
2016E

Source: Axiometrics, Reis and Wall Street Research

Expenses

U.S. Apartment Operating Expense Growth


2.7%
3.8%
1.0%
1.3%
0.7%
2.9%
3.9%
2.1%
5.2%
3.4%
3.8%
3.5%
2.6%
2.5%
1.1%
0.8%
0.5%
2.2%
3.3%
3.0%
2.5%
2.5%
Avg: 2.5%
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E
2013E
2014E
2015E
2016E

Source: Wall Street Research

Market NOI


U.S. Apartment Same-Property NOI Growth
5.8%
5.0%
5.5%
6.6%
5.4%
6.9%
4.3%
-4.9%
-6.4%
-0.8%
4.3%
7.8%
6.0%
3.4%
-4.7%
-1.7%
7.0%
7.5%
5.2%
3.3%
1.9%
2.9%
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012E
2013E
2014E
2015E
2016E

Source: Wall Street Research

CENTERBOARD SECURITIES

Transaction Metrics by Key Market

Indianapolis

- Cap Rates (Class A): high-6 to low-7 percent range
- Cap Rates (Class B/C): mid-7 to mid-8 percent range
- Median price of properties sold in the market jumped 35%, but were still down 64% from the five-year peak achieved in 2007

Louisville

- Cap Rates: 7.0%
- Five apartment sales in 2011, totaling $97.2 million for a mean price of $67,000 per door

Nashville

- Cap Rates: 7.1%
- Q2 2012 average selling price of $67,000 per door, with certain transactions taking place at prices above $100,000 per door

Orlando

- Cap Rates: Average in the low to mid 6 percent range with Class A minus and high quality Class B assets trading in the 7 percent vicinity
- Over the past year, the median price of properties sold was $48,400 per door

Richmond

- Cap Rates: 6.6% twelve month rolling cap rate
- There were two sales in Q2 2012, totaling $68.3 million with a mean price of $108,000 per door and a mean cap rate of 5.1%

Source: REIS (October 2012), Marcus & Millichap (Q2 2012, Q3 2012)